Exhibit 99.2

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated July 27, 2008, as Appendix B to, and the reference thereto under the caption “The KPE Transaction” in Amendment No. 4 to the Registration Statement on Form S-1 / Form S-4 (File Number 333-144335) and in all subsequent amendments and post effective amendments or supplements thereto and in any registration statement for the same issuance that is to be effective upon filing pursuant to Rule 462(b) (the “Registration Statement”) of KKR & Co. L.P.  By giving such consent we do not thereby admit that we are experts with respect to any part of such registration statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ THOMAS DENEUVE

Name:	Thomas Deneuve
Title	Managing Director

New York, New York

Date: September 19, 2008